Exhibit 99.2
CONTACT:
George B. Sundby
Executive Vice President and
Chief Financial Officer
ABM Industries Incorporated
(415) 733-4000

ABM INDUSTRIES CONTINUES BEST-EVER QUARTERLY DIVIDEND RATE

SAN FRANCISCO — September 5, 2007 — The Board of Directors of ABM Industries Incorporated (NYSE: ABM-News) has declared an all-time-high fourth quarter cash dividend of $0.12 per common share payable on November 5, 2007 to stockholders of record on October 11, 2007. This will be ABM’s 166th consecutive quarterly cash dividend, and is $0.01 (9.1%) above the $0.11 per share quarterly dividend rate declared and paid for the fourth quarter of 2006.

About ABM Industries

ABM Industries Incorporated (NYSE:ABM) is among the largest facility services contractors listed on the New York Stock Exchange. With fiscal 2006 revenues in excess of $2.7 billion and more than 75,000 employees, ABM provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities across the United States and British Columbia, Canada. The ABM Family of Services includes ABM Janitorial Services; Ampco System Parking; ABM Security Services; ABM Facility Services; ABM Engineering; and Amtech Lighting Services.
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